Exhibit 99.1

Dollar Tree To Webcast Annual Capital Markets Conference

CHESAPEAKE, Va. – October 10, 2008 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's largest $1.00 discount variety store chain, will be webcasting its Annual Capital Markets Conference on October 14, 2008.  Members of senior management will discuss the Company's business and growth plans.  This webcast is scheduled to begin at approximately 8:45 a.m. EDT and will be available live on the Company's website, www.DollarTree.com/medialist.cfm.  A replay of the webcast will remain available for one week following the event.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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